Exhibit 10.3
Execution Version
CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT ARE INDICATED BY [***].
Waiver, Consent and Amendment No. 1 to Credit Agreement
This WAIVER, CONSENT AND AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of June 29, 2026 (this “Agreement”), is by and between CROSS TRAILS ENERGY STORAGE PROJECT, LLC, a Delaware limited liability company (the “Borrower”) and the Lenders party hereto constituting the Majority Lenders (the “Majority Lenders”).
R e c i t a l s
A.WHEREAS, the Borrower, the Agents and the Lenders are parties to that certain Credit Agreement, dated as of July 23, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.WHEREAS, pursuant to Section 6.17 of the Credit Agreement, the Borrower is required to maintain (i) a Historical Debt Service Coverage Ratio of at least 1.10:1.00 and (ii) a Pro Forma Debt Service Coverage Ratio of at least 1.10:1.00, in each case, measured as of the end of each fiscal quarter.
C.WHEREAS, pursuant to Section 7.01(b)(i) of the Credit Agreement, the failure by the Borrower to comply with Section 6.17 of the Credit Agreement constitutes an Event of Default;
D.WHEREAS, at the end of the fiscal quarter ended on March 31, 2026, the Borrower was unable to maintain the required Historical Debt Service Coverage Ratio and Pro Forma Debt Service Coverage Ratio, and (ii) as of the fiscal quarter ending June 30, 2026, without giving effect to the equity contribution specified below, the Borrower would be unable to maintain the required Historical Debt Service Coverage Ratio and Pro Forma Debt Service Coverage Ratio (the “Specified Default”);
E.WHEREAS, the Borrower now requests that the Lenders waive any Default or Event of Default arising in connection with or as a result of the Specified Default (the “Requested Waiver”) and permit the Borrower (i) to receive certain cash equity contributions in an aggregate amount of $[***] from the Sponsor which will allow the Borrower to comply with the Debt Service Coverage Ratio for the fiscal quarters ending March 31, 2026 and June 30, 2026 (the “Historical Cure Amounts”) and an historical revenue credit in respect of insurance proceeds reasonably expected to be received by the Borrower during the first fiscal quarter of 2026 in an amount of $[***] (the “Historical Revenue Credit”) and (ii) to apply the Historical Cure Amounts and the Historical Revenue Credit to cure the Specified Default as further set forth below.
F.WHEREAS, the Borrower and the Lenders desire to amend the Credit Agreement to provide for an equity cure right for the Borrower; and
G.WHEREAS, pursuant to Section 9.03 of the Credit Agreement, the consent of the Majority Lenders is required for any amendments or modifications of the Credit Agreement;

H.NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Agreement, shall have the meaning ascribed to such term in the Credit Agreement. Unless otherwise indicated, all section, exhibit and schedule references in this Agreement refer to sections, exhibits or schedules of the Credit Agreement.
Section 2.Consents and Waiver.
As of the Effective Date, subject to the conditions precedent set forth in Section 5 and in reliance upon the representations, warranties and covenants of the Borrower contained in this Agreement, the undersigned Lenders hereby (a) grant the Requested Waiver and (b) consent to the Borrower’s application of the Historical Cure Amounts and Historical Revenue Credit within ten (10) Business Days after the Effective Date hereof to cure the Specified Default.
Section 3.Amendment.
3.1As of the Effective Date, subject to the conditions precedent set forth in Section 5 and in reliance upon the representations, warranties and covenants of the Borrower contained in this Agreement, the undersigned Lenders hereby consent to add the following new Section 7.06 to the Credit Agreement:
(a)“7.06    Cure Right.
(b)Notwithstanding anything to the contrary contained in Section 7.01, a failure of the Borrower to comply with the requirements of the financial covenants set forth in Section 6.17 (each, a “Financial Covenant”) shall not constitute an Event of Default hereunder if at any time on or prior to the tenth (10th) Business Day after the date on which the financial statements of the Borrower referred to in Sections 5.01(a) or 5.01(b) are required to be delivered with respect to the applicable fiscal quarter (the last day of such period being the “Anticipated Cure Deadline”), the Borrower shall have received cash contributions from the Pledgor or any direct or indirect owner of the Pledgor (the “Cure Right”), the proceeds of which shall not exceed the amount necessary to cure the Financial Covenant breach and shall be applied in accordance with the Accounts Agreement to increase Net Cash Flow and ensure compliance with any such Financial Covenant.
(c)Upon receipt by the Borrower of the cash proceeds pursuant to the exercise of the Cure Right (the “Cure Amount”), such Financial Covenant shall be recalculated, giving effect to a pro forma increase in the Net Cash Flow for such fiscal quarter and the applicable subsequent periods that include such fiscal quarter in an amount equal to such Cure Amount; provided that (i) such pro forma increase shall be made solely for the purpose of determining the existence of a Default or Event of Default under such Financial Covenant with respect to any applicable period that includes such fiscal quarter and not for any other purposes under any Loan Document, (ii) there shall be no reduction in Indebtedness in connection with any Cure Amount contributed in order to comply with such Financial Covenant and no Cure Amount will reduce Indebtedness in the calculations of such Financial Covenant for such fiscal quarter or any subsequent fiscal quarter and (iii) the Cure Amount shall not be taken into account when assessing whether the Borrower has satisfied the Distribution Conditions.
(d)If, after the exercise of any Cure Right and the recalculations pursuant to clause (b) of this Section, the Borrower shall be in compliance with the requirements of such Financial Covenant as of the end of such fiscal quarter, the Borrower shall be deemed to have been in compliance with such Financial Covenant as of the relevant date of determination with the same effect as if there had been no failure to comply with such Financial Covenant on such date, and the applicable Default or Event of Default shall be deemed to have never occurred.
(e)The Borrower shall have the right to exercise the Cure Right four (4) times during the term of this Agreement and once in consecutive fiscal quarter periods; provided that the cure of the Specified Default effected through the application of the Historical Cure Amounts and the Historical Revenue Credit as set forth in the Waiver, Consent and Amendment No 1 to the Credit Agreement, dated as of June 29, 2026, shall not count toward, and shall be in addition to, such four (4) permitted exercises of the Cure Right. The Borrower shall not be allowed to use the Cure Right for the fiscal quarter ending September 30, 2026.
(f)Upon receipt by the Administrative Agent of written notice, on or prior to the Anticipated Cure Deadline, that the Borrower intends to exercise the Cure Right in respect of any failure to comply with a Financial Covenant, neither the Administrative Agent nor the Lenders shall be permitted to accelerate all or any portion of the Loans, charge interest at the Default Rate or exercise remedies against the Collateral or any other rights and remedies under any of the Loan Documents that are available during the continuance of an Event of Default on the basis of a failure to comply with the requirements of such Financial Covenant, unless and until such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Anticipated Cure Deadline; provided, that nothing contained herein shall prevent or prohibit the Administrative Agent and the Lenders from exercising any and all rights as a result of any other Event of Default.”
Section 4.Limited Effect.
The consents and waiver set forth in Section 2 of this Agreement and the amendment set forth in Section 3 of this Agreement shall be effective only in the specific instances described herein and nothing herein shall be construed to limit or bar any rights or remedies of the Secured Parties. For the avoidance of doubt and without limiting the generality of the foregoing, the parties agree that, other than as expressly contemplated in this Agreement, no change, amendment, waiver or consent with respect to the terms and provisions of any of the Loan Documents is intended or contemplated hereby (which terms and provisions remain unchanged and in full force and effect other than as expressly set forth herein).
Section 5.Conditions Precedent to Effective Date. The effectiveness of this Agreement is subject to the satisfaction of each of the following conditions precedent (the date upon which all such conditions are so satisfied is referred to herein as the “Effective Date”):
5.1Each of the Borrower and the Majority Lenders shall have duly executed this Agreement.
Section 6.Representations and Warranties. The Borrower represents and warrants to the Majority Lenders that, as of the Effective Date, after giving effect to the transactions contemplated herein:
6.1This Agreement and the Credit Agreement constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other or similar laws affecting the enforcement of creditors’ rights generally and subject to general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).
6.2Neither the execution or delivery of this Agreement by the Borrower, nor the performance by the Borrower of this Agreement and the Credit Agreement or compliance with the terms and provisions thereof and the other transactions contemplated therein, will (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the creation of any Liens pursuant to the Loan Documents) in respect of any Property of the Borrower under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, limited liability company agreement, or any other agreement or instrument to which the Borrower is bound or by which the Borrower or any of its properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions, or provisions of any order, judgment, decree, or ruling of any court, arbitrator, or Governmental Authority applicable to the Borrower, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Borrower.
6.3The representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date hereof, except, in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.
Section 7.Conditions Subsequent.
7.1The Borrower shall have paid within three (3) Business Days following the Effective Date (to the extent reflected in an invoice rendered to the Borrower on or prior to the Effective Date) the reasonable fees, charges and disbursements of Winston Taylor LLP, special counsel to the Lenders.
7.2To the extent that the ERCOT West merchant pricing is available, the Borrower agrees to prepare and deliver to each Lender no later than July 31, 2026 (or, if not received from Ascend Analytics by such date, within five (5) Business Days following the Borrower’s receipt thereof from Ascend Analytics) an updated project model containing refreshed ERCOT West merchant pricing. In the event such model does not support the current debt sizing under the original underwriting debt service coverage ratio thresholds ([***]) the parties may agree to enter into an agreement whereby the amount of the Borrower’s Indebtedness will be resized to take into account such updated model.
Section 8.Miscellaneous.
8.1Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement in electronic (i.e., “PDF” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
8.2ENTIRE AGREEMENT. THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
8.3GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS. SECTIONS 9.22 (WAIVER OF JURY TRIAL) AND 9.15 (GOVERNING LAW) OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE.

8.4Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the parties hereto shall enter into good-faith negotiations to replace the invalid, illegal or unenforceable provision.
8.5Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties to the Credit Agreement and their respective successors and assigns permitted thereby.
8.6Loan Document. This Agreement is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.
8.7Electronic Signatures. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transaction Act.

[Signatures begin next page.]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:
    CROSS TRAILS ENERGY STORAGE PROJECT, LLC

By:    /s/ Michael Beer
Name:     Michael Beer
Title:    Chief Financial Officer

[Signature Page to Amendment No. 1 to Credit Agreement]

    LENDERS:

EAGLE POINT ENHANCED INCOME FUND LP
By: Eagle Point Credit Management, LLC, its advisor
By:    /s/ Taylor Pine
Name:    Taylor Pine
Title:    Principal, Director of Operations
EAGLE POINT ENHANCED INCOME TRUST
By: Eagle Point Enhanced Income Management, LLC, its advisor
By:    /s/ Taylor Pine
Name:    Taylor Pine
Title:    Authorized Person
[Signature Page to Amendment No. 1 to Credit Agreement]